Exhibit 10.2

THIRD AMENDMENT TO
EMPLOYMENT AND NONCOMPETITION AGREEMENT
(Michael D. Pickett)

This Third Amendment (“Third Amendment”) to an Employment and Noncompetition Agreement dated as of March 7, 2001 is made and entered into between Onvia.com, Inc., a Delaware corporation (“Onvia”) and Michael D. Pickett, an individual (“Employee”) as of September 27, 2002.

Recitals

A.        Employee and Onvia entered into that certain Employment and Noncompetition Agreement dated as of March 7, 2001, as amended by that certain Amendment to Employment and Noncompetition Agreement dated as of October 17, 2001 and that certain Second Amendment to Employment and Noncompetition Agreement dated as of February 22, 2002 (“Agreement”).

B.        Employee and Onvia want to amend the Agreement on the terms and conditions set forth in this Third Amendment.

C.        Capitalized terms used, but not specifically defined, in this Third Amendment have the meaning attributed to them in the Agreement.

Agreement

Employee and Onvia agree as follows:

1.        Salary.    Section 1.2 (Salary) is amended and restated in its entirety as follows:

“In consideration of all services to be rendered by Employee to Onvia during the Employment Term, Onvia shall pay to Employee during the Employment Term a minimum salary of One Hundred and Seventy-Seven Thousand Nine Hundred Dollars ($177,900) per year, payable at such times as other salaried Onvia employees receive their regular salary payments. Onvia shall be entitled to withhold from the salary payments otherwise required to be made to Employee such amounts as Onvia may be required to withhold under applicable tax laws and other applicable legal requirements.”

2.        Other Benefits.    Section 1.4 (c) (Other Benefits) is deleted in its entirety.

3.        Effect of Second Amendment.    Except as specifically modified by this Third Amendment, the Agreement remains in full force and effect, without other modification, as originally stated. All provisions of the Agreement which are inconsistent with this Third Amendment are superceded by this Third Amendment.

4.        Execution.    This Third Amendment shall not be deemed effective until executed and delivered by the parties hereto.

DATED as of the date first written above.

EMPLOYEE:

MICHAEL D. PICKETT, an individual

By: /s/ Michael D. Pickett

COMPANY:

ONVIA.COM, INC., a Delaware corporation

By: /s/ Nancy J. Schoendorf, Director

By: /s/ Jeffrey C. Ballowe, Director